UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Earliest Event Reported: October 24, 2005

ENDEVCO, INC.
(Exact name of registrant as specified in its charter)

State of Texas	001-31433	74-2142545
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2425 Fountainview Dr., Suite 215
Houston, Texas 77057
(Address of principal executive offices, including zip code)

(713) 977-4662
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Election of Directors.

On October 24, 2005, at the Company's annual general meeting, the shareholders approved the election of Charles R. Close and John A. Brush to the Company's Board of Directors.  Each will serve a 3 year term.  The common stock shares voted for both candidates were 160,254,124; withheld for both candidates were 7,634,965; and there were no abstensions.  The preferred stock shares voted for both candidates were 3,158,469; there were none withheld; and there were no abstensions.

Item 8.01 Other Events.

On October 24, 2005, at the Company's annual general meeting, the shareholders approved the ratification of the appointment of Killman, Murrell & Company PC as the Company's independent accountants for fiscal 2004 and 2005.  The common stock shares voted for ratification were 158,444,900; against were 8,128,638; and abstensions were 602,259.

Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnDevCo, Inc.

LARRY SWIFT                        Date: October 28, 2005
LARRY SWIFT
CHIEF FINANCIAL OFFICER